                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 11, 2002, accompanying the consolidated financial statements and included in the Annual Report of Rent-A-Center, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Rent-A-Center, Inc. and Subsidiaries on post effective Amendment No. 1 to Form S-8 (333-62582).



/s/ Grant Thornton LLP

Dallas, Texas
December 31, 2002